Exhibit 99.4

HANSEN & ADKINS, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

JUNE 30, 2026

i

INDEPENDENT ACCOUNTANTS’ REVIEW REPORT

To the Stockholders of

Hansen & Adkins, Inc. and subsidiaries:

We have reviewed the accompanying consolidated financial statements of Hansen & Adkins, Inc. and subsidiaries (collectively, the Company), which comprise the consolidated balance sheets as of June 30, 2026 and December 31, 2025, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the six-month periods ended June 30, 2026 and 2025, and the related notes to the consolidated financial statements. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the consolidated financial statements as a whole. Accordingly, we do not express such an opinion.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement whether due to fraud or error.

Accountants’ Responsibility

Our responsibility is to conduct the review engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the consolidated financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements related to our review.

Accountants’ Conclusion

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

/s/ Windes, Inc.

Long Beach, California

October 23, 2026

HANSEN & ADKINS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
	2026	2025
ASSETS
CURRENT ASSETS
Cash and cash equivalents (variable interest entity restricted: $862,563 - 2026; $1,743,251 - 2025)	$15,246,663	$17,551,850
Accounts receivable, net of allowance for credit losses of $705,077 - 2026; $654,890 - 2025	28,811,492	25,241,990
Prepaid expenses and other current assets	6,530,826	6,287,592
Due from stockholders	634,240	633,830
Notes receivable, current portion (variable interest entity restricted: $444,553 - 2026; $532,365 - 2025)	899,076	908,327
	52,122,297	50,623,589

PROPERTY AND EQUIPMENT, net (variable interest entity restricted: $55,005,224 - 2026; $50,731,727 - 2025)	56,337,113	52,105,596

OTHER ASSETS
Notes receivable, noncurrent portion (variable interest entity restricted: $196,849 - 2026; $315,284 - 2025)	4,799,221	4,820,848
Deposits	1,542,453	574,330
	6,341,674	5,395,178

TOTAL ASSETS	$114,801,084	$108,124,363

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$7,851,067	$7,331,798
Accrued expenses, current portion	18,451,552	16,253,987
Notes payable, current portion (variable interest entity nonrecourse: $12,409,943 - 2026; $10,975,544 - 2025)	14,561,749	13,121,577
	40,864,368	36,707,362

NONCURRENT LIABILITIES
Accrued expenses, noncurrent portion	8,777,637	8,915,072
Notes payable, noncurrent portion (variable interest entity nonrecourse: $46,479,093 - 2026; $43,846,087 - 2025)	51,804,487	50,327,665
	60,582,124	59,242,737

COMMITMENTS AND CONTINGENCIES (Notes 1, 8, and 9)

STOCKHOLDERS’ EQUITY
Common stock, no par value; 1,000 shares authorized, issued, and outstanding	120,000	120,000
Additional paid-in capital	20,915,648	20,915,648
Accumulated deficit	(26,571,042)	(28,169,698)
Stockholders’ deficit attributable to Hansen & Adkins, Inc.	(5,535,394)	(7,134,050)
Noncontrolling interest	18,889,986	19,308,314
Total Stockholders’ Equity	13,354,592	12,174,264

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$114,801,084	$108,124,363

See Independent Accountants’ Review Report

The accompanying notes are an integral part of these consolidated financial statements.

HANSEN & ADKINS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	For the Six-Month Period Ended
	June 30,
	2026	2025

REVENUE
Vehicle transportation and related services	$148,583,132	$161,434,760
Fuel surcharges	11,800,712	8,280,503
	160,383,844	169,715,263

COST OF REVENUE	140,627,114	144,872,756

GROSS PROFIT	19,756,730	24,842,507

OPERATING EXPENSES
General and administrative expenses	18,710,304	20,244,064
Gain on sale of property and equipment	(1,675,405)	(542,076)
	17,034,899	19,701,988

INCOME FROM OPERATIONS	2,721,831	5,140,519

OTHER INCOME (EXPENSE)
Other income	1,607,209	826,238
Interest expense	(2,173,830)	(1,644,932)
Interest income	215,008	255,644
	(351,613)	(563,050)

INCOME BEFORE PROVISION FOR
STATE FRANCHISE TAXES	2,370,218	4,577,469

PROVISION FOR STATE FRANCHISE TAXES	291,179	321,797

NET INCOME	2,079,039	4,255,672

LESS: INCOME ATTRIBUTABLE TO
NONCONTROLLING INTEREST	361,176	683,861

NET INCOME ATTRIBUTABLE TO
HANSEN & ADKINS, INC.	$1,717,863	$3,571,811

See Independent Accountants’ Review Report

The accompanying notes are an integral part of these consolidated financial statements.

HANSEN & ADKINS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2026 AND 2025

(Unaudited)

				Stockholders’
				Deficit
		Additional		Attributable to		Total
	Common	Paid-In	Accumulated	Hansen &	Noncontrolling	Stockholders’
	Stock	Capital	Deficit	Adkins, Inc.	Interest	Equity

BALANCE AT JANUARY 1, 2026	$120,000	$20,915,648	$(28,169,698)	$(7,134,050)	$19,308,314	$12,174,264

DISTRIBUTIONS TO STOCKHOLDERS AND MEMBERS	-	-	(119,207)	(119,207)	(779,504)	(898,711)

NET INCOME	-	-	1,717,863	1,717,863	361,176	2,079,039

BALANCE AT JUNE 30, 2026	$120,000	$20,915,648	$(26,571,042)	$(5,535,394)	$18,889,986	$13,354,592

BALANCE AT JANUARY 1, 2025	$120,000	$20,915,648	$(34,940,785)	$(13,905,137)	$19,376,723	$5,471,586

DISTRIBUTIONS TO STOCKHOLDERS AND MEMBERS	-	-	(42,004)	(42,004)	(177,810)	(219,814)

NET INCOME	-	-	3,571,811	3,571,811	683,861	4,255,672

BALANCE AT JUNE 30, 2025	$120,000	$20,915,648	$(31,410,978)	$(10,375,330)	$19,882,774	$9,507,444

See Independent Accountants’ Review Report

The accompanying notes are an integral part of these consolidated financial statements.

HANSEN & ADKINS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six-Month Period Ended
	June 30,
	2026	2025

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,079,039	$4,255,672
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	5,884,237	4,409,985
Gain on sale of property and equipment	(1,675,405)	(542,076)
Changes in operating assets and liabilities:
Accounts receivable	(3,569,502)	(6,518,714)
Prepaid expenses and other current assets	(243,234)	(3,349,504)
Deposits	(968,123)	17,618
Accounts payable and accrued expenses	2,579,399	(1,484,881)
Net Cash Provided By (Used In) Operating Activities	4,086,411	(3,211,900)

CASH FLOWS FROM INVESTING ACTIVITIES
Repayments on notes receivable	30,878	542,116
Advances to stockholders	(410)	(10,762)
Purchases of property and equipment	(278,658)	(310,633)
Proceeds from sale of property and equipment	1,702,361	646,764
Net Cash Provided By Investing Activities	1,454,171	867,485

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments on notes payable	(6,947,058)	(4,339,701)
Borrowings of notes payable	-	3,575,000
Members’ distributions	(779,504)	(177,810)
Stockholders’ distributions	(119,207)	(42,004)
Net Cash Used In Financing Activities	(7,845,769)	(984,515)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(2,305,187)	(3,328,930)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	17,551,850	18,650,798

CASH AND CASH EQUIVALENTS, END OF PERIOD	$15,246,663	$15,321,868

See Independent Accountants’ Review Report

The accompanying notes are an integral part of these consolidated financial statements.

HANSEN & ADKINS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2026

NOTE 1 – Summary of Significant Accounting Policies

Nature of Business

Hansen & Adkins, Inc. (Hansen & Adkins) was formed in April 1994 to provide vehicle transportation and related services throughout the United States.

Basis of Accounting

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Consolidation of Subsidiaries

These consolidated financial statements include the accounts of Hansen & Adkins, its wholly owned subsidiaries, Hansen & Adkins Auto Transport, Inc. (H&A Auto Transport) and Hansen & Adkins Auto Logistics, Inc. (H&A Auto Logistics), and Royal Truck Leasing, LLC (Royal), a variable interest entity (collectively, the Company). All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates and Assumptions

The preparation of the consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenue and expenses. Significant items subject to such estimates and assumptions include valuation of accounts receivable, the useful lives of property and equipment, accrued expenses, including damage claims, and accrued workers’ compensation. Actual results could differ from those estimates.

Cash and Cash Equivalents

For the purposes of the consolidated balance sheets and consolidated statements of cash flows, the Company considers cash on hand and all highly liquid debt instruments purchased with original maturities of three months or less to be cash and cash equivalents.

HANSEN & ADKINS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2026

NOTE 1 – Summary of Significant Accounting Policies (Continued)

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances at year-end. The Company extends credit to its customers in the ordinary course of business and mitigates related credit risk by actively pursuing past due accounts. The Company measures expected credit losses on a collective basis when similar characteristics exist using historical experience, current economic conditions, credit ratings, and other relevant factors in its credit estimation process and provides for probable uncollectible amounts through a charge to earnings and a credit to an allowance for credit losses based on its assessment.

Balances that are still outstanding after management has made reasonable collection efforts are written off through a charge to the allowance for credit losses and a credit to accounts receivable. The Company maintained an allowance for credit losses of $705,077 as of June 30, 2026 and $654,890 as of December 31, 2025. The Company recognized credit loss expenses of $113,000 and $910,000 during the six-month periods ended June 30, 2026 and 2025, respectively.

Management has elected the practical expedient to assume that current conditions as of June 30, 2026 remain unchanged for the remaining life of accounts receivable. Management has also elected the accounting policy to consider subsequent collection activity through October 23, 2026 when estimating expected credit losses. Accounts receivable collected prior to that date are excluded from the allowance for credit losses.

Concentration of Business and Credit Risk

The Company maintains its cash and cash equivalents at major financial institutions in deposit accounts insured by the Federal Deposit Insurance Corporation. At times, amounts may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk.

The Company’s business is concentrated in the transportation of automobiles and related services; accordingly, its performance may be affected by industry trends.

Four and three customers accounted for approximately 68.7% and 53.4% of total revenue for the six-month periods ended June 30, 2026 and 2025, respectively. Four and three customers represented approximately 72.9% and 50.0% of total accounts receivable at June 30, 2026 and December 31, 2025, respectively.

HANSEN & ADKINS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2026

NOTE 1 – Summary of Significant Accounting Policies (Continued)

Property and Equipment

Property and equipment items are stated at cost. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets, which range from three to seven years. Leasehold improvements are amortized using the straight-line method over the shorter of their estimated useful lives or the lease term. Expenditures for maintenance and repairs are expensed as incurred, and expenditures that increase the value or productive capacity of assets are capitalized. When property and equipment are retired, sold, or otherwise disposed of, the asset’s carrying amount and related accumulated depreciation are removed from the accounts and any gain or loss is reflected in the consolidated statements of income.

Impairment of Long-Lived Assets

Long-lived assets, such as property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. Recoverability of assets is measured by comparison of the carrying amount of the asset to the net undiscounted future cash flows expected to be generated from the asset. If the future undiscounted cash flows are not sufficient to recover the carrying value of the asset, the asset’s carrying value is adjusted to fair value. To date, no impairment has been recorded.

Fair Value of Financial Instruments

Financial instruments primarily consist of accounts receivable, accounts payable, accrued expenses, and notes payable. The fair values of accounts receivable, accounts payable, and accrued expenses approximate their carrying amounts due to their short-term maturities. The carrying amounts of substantially all of the Company’s outstanding notes payable approximate fair value because their interest rates are based on variable reference rates or rates approximating those currently available to the Company for debt with similar terms.

Accrued Workers’ Compensation

The Company carries insurance policies to cover various risks, primarily general liability and workers’ compensation, under which the Company is liable to reimburse the insurance carrier for a portion of each claim paid. The Company is self-insured for the first $250,000 of each workers’ compensation claim. The Company has accrued a liability for all known claims, as well as those that are incurred but not reported.

HANSEN & ADKINS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2026

NOTE 1 – Summary of Significant Accounting Policies (Continued)

Revenue Recognition

The Company derives its revenue primarily from vehicle transportation and related services.

Revenue from contracts with customers is recognized over time as services are performed, as control is continuously transferred to the customer and the customer simultaneously receives and consumes the benefits of the services. Revenue is measured as the amount of total consideration the Company expects to receive in exchange for providing services.

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is defined as the unit of account. For all contracts with customers, the Company contracts to provide distinct services for an established rate, such as transporting an automobile from a port of entry to a dealership. For contracts with multiple performance obligations, the transaction price is allocated to each performance obligation based on the relative standalone selling price of each distinct service. The relative standalone selling price of each distinct service is generally observable based on the terms of the contract. None of the Company’s contracts contain volume-based discounts.

The Company has a fuel surcharge revenue program in place with the majority of customers to recover the majority of fuel costs.

Contract assets relate to the Company’s right to payment for performance completed to date under a contract. Accounts receivable are recorded when the right to payment becomes unconditional.

Contract liabilities relate to payment received in advance of performance under a contract. The Company has no contract liabilities at June 30, 2026 and December 31, 2025.

A summary of accounts receivable is as follows:

	June 30,	June 30,	January 1,	January 1,
	2026	2025	2026	2025

Accounts receivable, net	$28,811,492	$33,015,213	$25,241,990	$26,496,499

HANSEN & ADKINS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2026

NOTE 1 – Summary of Significant Accounting Policies (Continued)

Revenue Recognition (Continued)

The following table presents disaggregated revenue recognized by geographic area:

	For the Six-Month Period Ended
	June 30,
	2026	2025

North	$61,292,338	$59,888,407
South	99,091,506	109,826,856
	$160,383,844	$169,715,263

Variable Interest Entities

Hansen & Adkins consolidates the assets, liabilities, and results of operations of variable interest entities (VIEs) for which it is the primary beneficiary. Hansen & Adkins has determined that Royal is a VIE for which it is the primary beneficiary and, accordingly, has consolidated Royal in its financial statements as of and for the six-month periods ended June 30, 2026 and 2025.

As a limited liability company (LLC), the members of Royal are not personally liable for the debts, obligations, or liabilities of Royal. The liabilities of Royal consolidated by Hansen & Adkins do not represent additional claims on Hansen & Adkins’ general assets; rather, they represent claims against specific assets of Royal. Likewise, the assets of Royal consolidated by Hansen & Adkins do not represent additional assets available to satisfy claims against Hansen & Adkins’ general liabilities.

Income Taxes

The Company’s stockholders have elected to be taxed as an S corporation for federal and state tax purposes and, as such, the income is taxed directly to the stockholders. There is a 1.5% California franchise tax charged at the corporate level. The Company operates in other state tax jurisdictions that may not recognize S corporation status, resulting in tax being assessed to the Company.

HANSEN & ADKINS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2026

NOTE 1 – Summary of Significant Accounting Policies (Continued)

Income Taxes (Continued)

Income taxes are not provided for Royal because, as an LLC, its taxable earnings or losses are reported by, and are the responsibility of, its individual members.

The Company recognizes the effect of income tax positions taken or expected to be taken in a tax return only if those positions are more likely than not to be sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

The Company’s income tax filings are subject to audit by various taxing authorities. The Company’s open audit periods are generally three and four years for federal and state tax filings, respectively.

Lease Arrangements

The Company determines if an arrangement contains a lease at inception based on whether the Company has the right to control the asset during the contract period and other facts and circumstances.

The Company’s policy for determining its lease discount rate used for measuring lease liabilities is to use the rate implicit in the lease whenever that rate is readily determinable. If the rate implicit in the lease is not readily determinable, then the Company has elected to use the risk-free discount rate, as permitted by U.S. GAAP, determined using a period comparable with that of the lease term.

The Company has elected a policy to account for short-term leases, defined as any lease with a term of 12 months or less, by recognizing all components of the lease payment in the consolidated statements of income in the period in which the obligation for payment is incurred.

The Company has evaluated all of its lease arrangements and determined that they meet the definition of short-term leases or are below its capitalization policy.

HANSEN & ADKINS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2026

NOTE 1 – Summary of Significant Accounting Policies (Continued)

Common Control Leasing Arrangements

The Company leases office facilities from Farquhar Investments, LLC (Farquhar), an entity under common control with the Company (see Note 8). The Company has elected the private-company accounting alternative under ASC 810 not to apply the VIE guidance to legal entities under common control that meet the applicable scope criteria. The election is applied to all current and future legal entities under common control that qualify for the alternative. Accordingly, the Company has not applied the variable interest entity guidance to Farquhar. The Company’s involvement with Farquhar includes the month-to-month leasing arrangement and the related note receivable described in Note 3. The lease is accounted for under the Company’s short-term lease policy election.

Insurance Financing Arrangements

The Company entered into various arrangements to finance certain business insurance premiums, which require payments of up to $316,994 and expire at various dates through June 2027. As of June 30, 2026 and December 31, 2025, amounts outstanding under these arrangements totaled $4,716,464 and $2,239,733, respectively, and are included in accrued expenses on the consolidated balance sheets.

Subsequent Events

Management has evaluated subsequent events from the date of the consolidated balance sheets through October 23, 2026, the date the consolidated financial statements were available to be issued.

On August 10, 2026, the Company entered into a definitive equity purchase agreement to be acquired by Proficient Auto Logistics, Inc. (NASDAQ: PAL). The transaction formally closed on August 14, 2026. Under the terms of the agreement, the upfront purchase price was approximately $130 million, which consisted of approximately $52 million in cash, $3 million in Proficient common stock, and the assumption of approximately $75 million in debt.

HANSEN & ADKINS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2026

NOTE 1 – Summary of Significant Accounting Policies (Continued)

Subsequent Events (Continued)

Additionally, the agreement includes a contingent earnout provision under which the Company’s former owners may receive up to approximately $22.1 million in additional consideration. The earnout is payable primarily in cash, with up to $2 million in Proficient common stock, contingent upon the achievement of specific near-term EBITDA targets. As a result of this transaction, the Company operates as a wholly owned subsidiary of Proficient Auto Logistics, Inc.

NOTE 2 – Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of the following:

	June 30,	December 31,
	2026	2025

Prepaid insurance	$4,722,369	$2,505,319
Other receivables	414,634	2,583,558
Prepaid licenses and registrations	1,076,629	758,663
Other	317,194	440,052

	$6,530,826	$6,287,592

HANSEN & ADKINS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2026

NOTE 3 – Notes Receivable

Notes receivable consist of the following:

	June 30,	December 31,
	2026	2025
Related Parties

Noninterest-bearing notes receivable from Hansen & Adkins Canada, Ltd. (H&A Canada), a related entity that is owned by the owners of the Company, payable upon demand with repayment not expected in the near future	$2,512,919	$2,512,919

Note receivable from Farquhar, a related entity that is owned by the owners of the Company, payable in monthly installments of $27,306, including interest at 6.00%, maturing in June 2035	2,543,976	2,368,607

Notes receivable from a related entity that is owned by the owners of the Company, from the sale of equipment, payable in monthly installments, including interest at 7.7%, with maturities at various dates through September 2027	401,860	552,112

Other

Notes receivable from the sale of equipment, payable in monthly installments, including interest at rates ranging from 7.5% to 8.0%, with maturities at various dates through September 2027	239,542	295,537
	5,698,297	5,729,175
Less current portion	(899,076)	(908,327)

Noncurrent portion	$4,799,221	$4,820,848

HANSEN & ADKINS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2026

NOTE 4 – Property and Equipment

Property and equipment consist of the following:

	June 30,	December 31,
	2026	2025

Tractors and trailers	$125,754,394	$118,436,225
Computer equipment	1,893,104	1,795,372
Service cars and equipment	1,154,852	1,391,848
Office furniture	254,694	254,694
Buildings and leasehold improvements	794,769	794,769
	129,851,813	122,672,908
Less accumulated depreciation and amortization	(73,720,398)	(70,773,010)
	56,131,415	51,899,898
Land	205,698	205,698

	$56,337,113	$52,105,596

Depreciation and amortization expense for the six-month periods ended June 30, 2026 and 2025 totaled $5,884,237 and $4,409,985, respectively.

NOTE 5 – Accrued Expenses

Accrued expenses consist of the following:

	June 30,	December 31,
	2026	2025

Damage and accident claims	$12,657,623	$14,232,367
Workers’ compensation	2,003,763	2,045,473
Payroll and related liabilities	5,613,948	4,247,712
Insurance financing	4,716,464	2,239,733
Owner operators’ escrow	1,374,493	1,527,438
Health insurance	696,265	717,869
Other	166,633	158,467

	$27,229,189	$25,169,059

NOTE 6 – Line of Credit

The Company entered into a line of credit agreement with a bank for borrowings of up to $20 million. Outstanding balances under this agreement bear interest at the Prime Rate. As of June 30, 2026 and December 31, 2025, there were no amounts outstanding under the line of credit; however, the Company had outstanding standby letters of credit of approximately $5,300,000. The agreement contains certain restrictive covenants and financial reporting requirements and was secured by substantially all of the Company’s assets. The Company was in compliance with these covenants as of June 30, 2026. This credit agreement matures in August 2028.

The agreement provides for two term loans, Term Loan A and Term Loan B, in addition to the line of credit, with maximum principal amounts of $6 million and $10 million, respectively. As of June 30, 2026, no amounts were outstanding under Term Loan A, while $7,075,000 was outstanding under Term Loan B. Interest rates on the term loans are determined based on criteria specified in the agreement.

HANSEN & ADKINS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2026

NOTE 7 – Notes Payable

Notes payable consist of the following:

	June 30,	December 31,
	2026	2025

Various notes payable to a financial institution, secured by related equipment of the noncontrolling interest, payable in monthly installments ranging from $2,741 to $61,539, including interest between 5.05% to 7.80%, with maturities at various dates through March 2032	$11,309,996	$9,491,330

Various notes payable to a financial institution, secured by related equipment of the noncontrolling interest, payable in monthly installments between $2,412 to $86,771, including interest at rates ranging from 2.66% to 7.27%, with maturities at various dates through June 2031	9,923,222	11,264,394

Note payable (Term Loan B) to a financial institution, secured by substantially all assets of the Company, payable in monthly installments of $166,667 plus interest at 7.50%, and payable upon maturity in January 2030	7,075,000	8,075,000

Various notes payable to a financial institution, secured by related equipment of the noncontrolling interest, payable in monthly installments ranging from $12,310 to $100,000, including interest at rates ranging from 6.37% to 9.00%, with maturities at various dates through May 2031	17,886,687	19,937,086

Various notes payable to a financial institution, secured by related equipment of the noncontrolling interest, payable in monthly installments ranging from $7,353 to $38,291, including interest at rates ranging from 5.47% to 6.01%, with maturities at various dates through March 2032	9,047,308	6,956,394

Various notes payable to a financial institution, secured by related equipment of the noncontrolling interest, payable in monthly installments ranging from $2,046 to $4,832, including interest at rates ranging from 7.20% to 10.34%, with maturities at various dates through April 2030	506,831	570,491

Various notes payable to a financial institution, secured by related equipment of the noncontrolling interest, payable in monthly installments ranging from $28,824 to $37,195, including interest at rates ranging from 5.89% to 6.03%, with maturities at various dates through June 2032	3,408,433	1,293,729

Notes payable to a financial institution, secured by related equipment of the noncontrolling interest, payable in monthly installments of $36,649, including interest at a rate of 5.87%, with a maturity date in May 2032	2,193,651	-

Various notes payable to a financial institution, secured by related equipment of the noncontrolling interest, payable in monthly installments ranging from $2,168 to $32,485, including interest at rates ranging from 3.09% to 7.38%, with maturities at various dates through November 2030	4,612,908	5,308,207

Various notes payable, secured by related equipment, payable in monthly installments ranging from $769 to $2,854, including interest at rates ranging from 2.90% to 10.99%, with maturities at various dates through December 2029	402,200	552,611
	66,366,236	63,449,242

Less current portion	(14,561,749)	(13,121,577)
Noncurrent portion	$51,804,487	$50,327,665

Future maturities of the notes payable as of June 30, 2026 are as follows:

Year Ending
June 30,

2027	$14,561,749
2028	15,163,163
2029	14,592,635
2030	12,504,137
2031	7,178,201
Thereafter	2,366,351
$66,366,236

HANSEN & ADKINS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2026

NOTE 8 – Related-Party Transactions

Leasing Activities

The Company leases offices from Farquhar, a related party under common ownership, pursuant to a written month-to-month arrangement requiring monthly rental payments of $103,210. Related-party rental expense under this agreement was approximately $620,000 for the six-month periods ended June 30, 2026 and 2025.

Due from Stockholders

At June 30, 2026 and December 31, 2025, the Company has outstanding advances to stockholders totaling $634,240 and $633,830, respectively. The advances are noninterest-bearing, and repayment terms have not been established.

Notes Receivable from Related Parties

At June 30, 2026 and December 31, 2025, the Company has outstanding notes receivable from related parties (see Note 3).

NOTE 9 – Commitments and Contingencies

Operating Leases

In addition to its related-party leases, the Company also leases equipment and facilities under operating leases that are short-term in nature. Rental expense for the six-month periods ended June 30, 2026 and 2025 totaled $1,917,505 and $2,536,340, respectively.

Legal Proceedings

The Company may be subject to various legal proceedings and claims arising in the ordinary course of its business. While the ultimate outcome of these matters is difficult to predict, management recognizes any anticipated losses in excess of insurance limits as expense when they become both probable and reasonably estimable. Management believes that the ultimate resolution of these matters will not have a material adverse effect on the Company’s consolidated financial position or results of operations.

HANSEN & ADKINS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2026

NOTE 10 – Employee Benefit Plan

The Company offers a defined contribution employee benefit plan (the Plan) that includes a savings plan under Section 401(k) of the Internal Revenue Code. The Plan covers substantially all employees who have completed three months of consecutive service and are at least 21 years of age. Employees may contribute up to the maximum amount allowed by law, subject to certain Internal Revenue Service limitations. The Company makes a 25% matching contribution on employee contributions to the Plan and may also make discretionary profit-sharing contributions. Employees are immediately vested in their contributions and are vested over a period of five years for employer contributions. For the six-month periods ended June 30, 2026 and 2025, the Company contributed $554,211 and $466,444, respectively, to the Plan.

NOTE 11 – Supplemental Disclosures of Cash Flow Information

Cash paid for interest was $2,173,830 and $1,644,932 for the six-month periods ended June 30, 2026 and 2025, respectively.

Cash paid for state franchise taxes was $291,179 and $321,797 for the six-month periods ended June 30, 2026 and 2025, respectively.

Supplemental Schedule of Noncash Investing and Financing Activities

For the six-month periods ended June 30, 2026 and 2025, the Company sold equipment and vehicles in exchange for notes receivable totaling $110,000 and $64,859, respectively.

For the six-month periods ended June 30, 2026 and 2025, the Company financed $9,864,052 and $20,445,909 of equipment and vehicle purchases, respectively.